UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A


                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 3)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                                  REALCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                  REALCO, INC.
                  1650 UNIVERSITY BOULEVARD, N.E., SUITE 5-100
                          ALBUQUERQUE, NEW MEXICO 87102


                              [_____________], 2001

Dear Fellow Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Realco, Inc. to be held on [____________________], at [__________], local time, at 1650 University Boulevard, N.E., Suite [____], Albuquerque, New Mexico.

         At this meeting, you will be asked to consider a proposal (the "Conversion Proposal") to approve the conversion of each share of Realco's Series "D" Preferred Stock into three shares of Realco's Common Stock. The Series "D" Preferred Stock was issued in connection with Realco's acquisition of Equity Securities Investments, Inc. on March 1, 2001. Although you are not being asked to vote on the acquisition, the accompanying Proxy Statement does contain information about Equity Securities Investments, Inc. and the merger by which we acquired that company.

         In addition, you will be asked to (i) elect seven directors, (ii) approve an amendment to Realco's 1997 Employee Incentive Stock Plan to increase the number of shares reserved for issuance under the plan and (iii) ratify the appointment of our independent auditors for the fiscal year ending September 30, 2001.


         We urge you to read the entire Proxy Statement carefully. We have also enclosed our Annual Report on Form 10-K for fiscal year ended September 30, 2000, our financial statements, restated for discontinued operations, as filed in our Current Report on Form 8-K dated August 28, 2001, and our Quarterly Report on Form 10-Q for the period ended June 30, 2001.


         Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I encourage you to vote, sign, date and return the enclosed proxy card in the enclosed envelope as soon as possible, even if you plan to attend the Annual Meeting in person. Signing the enclosed proxy card will not prevent you from voting in person if you attend the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

         We appreciate your interest and support in the affairs of Realco.

                                        Sincerely yours,


                                        James A. Arias
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  REALCO, INC.
                  1650 UNIVERSITY BOULEVARD, N.E., SUITE 5-100
                          ALBUQUERQUE, NEW MEXICO 87102

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                       TO BE HELD ON [_____________], 2001

                               -------------------


TO THE SHAREHOLDERS OF REALCO, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of Realco, Inc. ("Realco") will be held at 1650 University Boulevard, N.E., Suite [____], Albuquerque, New Mexico, on [________________] at [________], local time, for the following purposes:

         1. To approve the conversion of Realco's Series "D" Preferred Stock into Common Stock.

         2.       To elect seven directors.

         3. To approve an amendment to Realco's 1997 Employee Incentive Stock Plan to increase the number of shares reserved for issuance under the plan.

         4. To ratify the appointment of independent auditors for Realco for the fiscal year ending September 30, 2001.

         5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on [_________________]2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                                        By Order of the Board of Directors


                                        Eric O. Madson
                                        SECRETARY

Albuquerque, New Mexico
[__________], 2001

================================================================================

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD TODAY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY TERM SHEET.............................................................1

SELECTED FINANCIAL INFORMATION.................................................5

INFORMATION CONCERNING THE ANNUAL MEETING
     General...................................................................6
     Record Date; Outstanding Shares...........................................6
     Proxies and Voting........................................................6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................7

APPROVAL OF CONVERSION OF SERIES "D" PREFERRED STOCK
     INTO COMMON STOCK (Proposal 1)
     Background................................................................8
     Nasdaq Rule 4350(i).......................................................8
     Reasons for the Proposal..................................................9
     Vote Required.............................................................9

THE MERGER
     Overview..................................................................9
     Description of Series "D" Preferred Stock................................10
     Background of the Merger.................................................11
     Realco's Reasons for the Merger..........................................11
     Approvals Needed to Complete the Merger..................................12
     Other Provisions of the Merger Agreement.................................12
     Accounting Treatment of the Merger.......................................13
     Pro Forma Information of Realco and Equity...............................13

INFORMATION ABOUT EQUITY SECURITIES INVESTMENTS, INC.
     General..................................................................14
     Supplementary Financial Information......................................14
     Management`s Discussion and Analysis of Financial Condition and
          Results of Operations...............................................14

ELECTION OF DIRECTORS (Proposal 2)............................................16

INFORMATION CONCERNING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
     Business Experience......................................................17
     Other Information Regarding the Board....................................18

EXECUTIVE COMPENSATION AND OTHER INFORMATION..................................19

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
     EXECUTIVE COMPENSATION...................................................20

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...................21

PERFORMANCE GRAPH.............................................................22

AUDIT COMMITTEE REPORT........................................................23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................23

APPROVAL OF AMENDMENT TO REALCO'S 1997 EMPLOYEE INCENTIVE
     STOCK PLAN (Proposal 3)..................................................24

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 4)..............27

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING.................................27

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................28

AVAILABLE INFORMATION.........................................................28

GENERAL.......................................................................28


EQUITY SECURITIES INVESTMENTS, INC. FINANCIAL STATEMENTS.....................F-1

APPENDIX A: Audit Committee Charter..........................................A-1

                               SUMMARY TERM SHEET

         This summary describes the material terms of the Conversion Proposal that you will be voting on at the Annual Meeting. It also describes the material terms of Realco's acquisition of Equity Securities Investments, Inc. (the "Merger"). You will not be voting on the Merger, which has been completed, but we are describing its material terms because the shares that are the subject of the Conversion Proposal were issued in the Merger. To better understand the Conversion Proposal and the Merger, you should carefully read this entire document, its attachments and the other documents to which we refer.

WHAT IS THE CONVERSION PROPOSAL?

         >> The Conversion Proposal relates to the Series "D" Preferred Stock we issued in connection with our recent acquisition of Equity Securities Investments, Inc..

         >> The Series "D" Preferred Stock is not initially convertible into Common Stock. However, we are asking the holders of our Common Stock to approve the conversion of each share of Series "D" Preferred Stock into three shares of Common Stock. See "Approval of Conversion of Series "D" Preferred Stock into Common Stock (Proposal 1)."

WHY DO THE SHAREHOLDERS HAVE TO APPROVE THE CONVERSION OF THE SERIES "D" PREFERRED STOCK?

         The rules of The Nasdaq Stock Market require our shareholders to approve the conversion of the Series "D" Preferred Stock because the conversion will result in the issuance of Common Stock with voting power in excess of 20% of the voting power outstanding prior to the issuance. See "Approval of Conversion of Series "D" Preferred Stock into Common Stock - Nasdaq Rule 4350(i)."

WHAT IS THE DILUTIVE EFFECT IF THE CONVERSION PROPOSAL IS APPROVED?

         >> We currently have approximately 3,873,000 Voting Shares outstanding, including 484,000 shares of Series "D" Preferred Stock. Each Voting Share is entitled to one vote per share. Accordingly, the Series "D" Preferred Stock represents approximately 12.5% of the outstanding voting power of Realco. If the Conversion Proposal is approved, each share of Series "D" Preferred Stock will be converted into three shares of Common Stock. We will then have 4,841,000 Voting Shares outstanding, and the Common Stock issued upon conversion of the Series "D" Preferred Stock will represent approximately 30% of the outstanding voting power.

         >> If the Conversion Proposal+ is approved, Lawrence S. Zipkin and Edward S. Adams, who were the owners of Equity Securities Investments and received the Series "D" Preferred Stock in the merger, will beneficially own approximately 34.5% of the outstanding Common Stock. This ownership includes the Common Stock to be issued upon conversion of the Series "D" Preferred Stock as well as Common Stock previously owned by them. Messrs. Zipkin and Adams are also two of the seven nominees to be elected as directors at the Annual Meeting. See "Security Ownership of Certain Beneficial Owners and Management," "Approval of Conversion of Series "D" Preferred Stock into Common Stock - Nasdaq Rule 4350(i)," "Election of Directors," and "Information Concerning Directors, Nominees and Executive Officers - Business Experience."

WHY SHOULD THE SERIES "D" PREFERRED STOCK BE CONVERTED INTO COMMON STOCK?

         >> The Series "D" Preferred Stock pays cumulative, quarterly dividends at the rate of 12.5% per year.

         >> Also, the Series "D" Preferred Stock has a liquidation preference equal to the greater of (a) $4.3125 per share, or
                  (b) three times the amount distributable with respect to one share of Common Stock upon such liquidation.

         >> In order to eliminate our obligation to pay quarterly dividends and a liquidation preference, we recommend that the shareholders approve the conversion of the Series "D" Preferred Shares into Common Stock. See "Approval of Conversion of Series "D" Preferred Stock into Common Stock - Reasons for the Proposal."

         >> If the Conversion Proposal is approved, the conversion will be mandatory and automatic; the holders of the Series "D" Preferred Stock will not have the option to retain Series "D" Preferred Stock instead of Common Stock or to defer the conversion of the Series "D" Preferred Stock into Common Stock. See "Approval of Conversion of Series "D" Preferred Stock into Common Stock - Background."

WHO IS ENTITLED TO VOTE ON THE CONVERSION PROPOSAL?

         Only the holders of our Common Stock are entitled to vote on the Conversion Proposal; the holders of the Series "D" Preferred Stock will not vote on the Conversion Proposal. See "Information Concerning Annual Meeting - Proxies and Voting."

WHAT WAS THE MERGER?

         On March 1, 2001, Realco acquired all of the outstanding shares of Equity Securities Investments, Inc. in a merger transaction, and Equity Securities Investments became a wholly owned subsidiary of Realco (the "Merger"). In exchange for such shares, we issued an aggregate of 484,000 shares of newly created Series "D" Preferred Stock to Messrs. Zipkin and Adams, the shareholders of Equity. See "Merger - Overview."

WHAT WERE THE EFFECTS OF THE MERGER?

         >> As a result of the Merger, Equity Securities Investments is now our wholly-owned subsidiary.

         >> In connection with the Merger, we entered into three-year employment agreements with Mr. Zipkin and Mr. Adams, which provide that each will receive an annual salary of $150,000, and, if their employment is terminated without cause or for good reason, each will receive certain additional payments and benefits. See "The Merger - Overview," and "Certain Relationships and Related Transactions."

         >> Following the Merger, Realco appointed Mr. Zipkin and Mr. Adams to the Board of Directors. See "The Merger - Overview."

WHAT WERE THE REASONS FOR THE MERGER?

         During the first half of fiscal 2000, after analyzing the historic performance and future prospects of various industries in which we operate, our Board of Directors concluded that the financial services industry provided our best opportunity for growth. Equity is a broker-dealer based in Minneapolis offering a broad range of financial services to its clients, including retail brokerage operations and underwriting services for private and public sales of stock. At the time of the Merger, Realco's financial services business related principally to debt securities and debt financing arrangements. Our Board believed that the equity financing and retail brokerage services provided by Equity Securities would be a good complement to our established business lines. Although Equity had incurred losses in recent periods as a result of the downturn in the market for initial public offerings, which would cause an increase to our net losses on a pro forma basis following the Merger, our Board determined that it was in the long term best interests of Realco and its shareholders to complete the Merger. In making this conclusion, the Board considered Equity's historical performance, current operations and future prospects, including the fact that Equity's revenues from brokerage operations increased by more than 25% from 1999 to 2000.The Board of Directors did not seek an opinion of an independent financial advisor as to the fairness, from a financial point of view, of the Merger, because the size of the Merger did not justify the cost of such a "fairness opinion." See "The Merger - Realco's Reasons for the Merger."

WHAT DO I NEED TO DO NOW?

         First, read this Proxy Statement carefully. Then, as soon as possible, you should submit your proxy by executing and returning the enclosed proxy card. Your shares represented by proxy will be voted in accordance with your directions. If you submit a proxy, but have not specified any directions, your shares will be voted FOR approval of all of the proposals in this Proxy Statement, including the Conversion Proposal. See "Information Concerning the Annual Meeting."

WHO CAN HELP ANSWER YOUR QUESTIONS?

         If you have any questions concerning the Conversion Proposal, any other proposal or the Annual Meeting, if you would like additional copies of the Proxy Statement or if you will need special assistance at the meeting, please call our President at (505) 242-4561.

         The summary information provided above in "question and answer" format is merely a brief description of material information contained in this Proxy Statement.

                 YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT
                  (INCLUDING THE ATTACHMENTS) IN ITS ENTIRETY.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Proxy Statement are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements that are predictive in nature, that depend upon or refer to future events or conditions constitute forward-looking statements. In addition, any statements that may be provided by management concerning future financial performance, ongoing business strategies or prospects, and possible future actions of Realco are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, assumptions, and economic and market conditions in the real estate and financial services industries, among other things.

         Actual events and results may differ materially from those expressed or forecasted in the forward- looking statements made by Realco or Realco`s management due to a number of factors. Important factors that could cause such differences include but are not limited to, changes in general economic conditions either nationally or in regions in where Realco operates or may commence operations, employment growth or unemployment rates, availability and costs of land and building materials, labor costs, interest rates, prevailing rates for sales associate commission structures, industry competition and regulatory developments.

                         SELECTED FINANCIAL INFORMATION
                      (in thousands, except per share data)


         The tables below summarize certain consolidated financial data of Realco and its subsidiaries, as restated to reflect discontinued operations related to its June 2, 2001 sale of the residential real estate brokerage operations.

                                                                                                                   NINE MONTHS
                                                                 YEAR ENDED SEPTEMBER 30,                         ENDED JUNE 30,
                                                ---------------------------------------------------------     ---------------------
                                                  1996        1997        1998         1999        2000         2000         2001
                                                  ----        ----        ----         ----        ----         ----         ----
                                                   (a)         (b)                                  (c)                       (d)
                                                                                                                   (unaudited)
Operating revenues from continuing operations   $ 12,979    $ 14,583    $ 14,214     $ 24,292    $ 28,661     $ 21,395     $ 16,132
Earnings (Loss) from continuing operations ..        185         527        (710)         561         (13)      (2,434)         (97)
Earnings (Loss) per common share from
  continuing operations - basic and diluted .   $    .03    $    .14    $   (.30)    $    .20    $   (.04)    $   (.11)    $   (.06)

                                                                     AT SEPTEMBER 30,                        AT JUNE 30,
                                                ---------------------------------------------------------    -----------
                                                 1996         1997        1998         1999       2000          2001
                                                 ----         ----        ----         ----       ----          ----
                                                  (a)         (b)                                 (c)       (unaudited)
Total assets ............................       $ 22,608    $ 26,354    $ 28,368     $ 27,677    $ 23,531     $ 21,413
Debt ....................................          9,016      12,089      15,565       12,011       8,959        8,510
Cash dividends declared per common
   share ................................             --          --          --           --          --           --

-------------------------
(a) The 1996 results were affected by the acquisition of Amity, Inc. on July 1, 1996 and the issuance of debt and equity securities in connection with Realco's initial public offering on February 7, 1996.
(b) The 1997 results were affected by the acquisition of First Commercial Real Estate Services, Inc. on May 1, 1997.
(c) The 2000 results were affected by the acquisition of Financial Services Group, Inc. on June 1, 2000.
(d) The results for the nine months ended June 30, 2001 were affected by the acquisition of Equity Securities Investments, Inc. on March 1, 2001.


         The tables below summarize certain financial data of Equity Securities Investments, Inc. since March 1997, the date Equity Securities Investments commenced operations.

                                                                                              THREE MONTHS
                                                      YEAR ENDED DECEMBER 31,                ENDED MARCH 31,
                                            -------------------------------------------    -------------------
                                              1997       1998        1999        2000        2000       2001
                                              ----       ----        ----        ----        ----       ----
                                                                                               (unaudited)
Revenues ................................   $  3,171   $  2,074    $  2,756    $  3,208    $  1,158   $    997
Net Earnings (Loss) .....................        377       (329)       (116)        (73)        160        (67)
Net Earnings (Loss) per common share ....   $    537   $   (469)   $   (165)   $   (104)   $    228   $    (95)

                                                          AT DECEMBER 31,                      AT MARCH 31,
                                            -------------------------------------------    -------------------
                                              1997       1998        1999        2000        2000       2001
                                              ----       ----        ----        ----        ----       ----
                                                                                               (unaudited)
Total Assets ............................   $  1,504   $  1,249    $  1,121    $  1,137    $  1,254   $    958
Long-term obligations ...................          0        200         200         200         200        200
Cash dividends declared per common
   share ................................         --         --          --          --          --         --

                      INFORMATION CONCERNING ANNUAL MEETING

GENERAL

         This Proxy Statement is furnished to the shareholders of Realco, Inc. ("Realco") in connection with the solicitation of proxies by the Board of Directors of Realco for use at the Annual Meeting of Shareholders to be held on [__________________], 2001 at [_________], or any adjournments thereof. The
Annual Meeting will be held at 1650 University Boulevard, N.E., Suite [___], Albuquerque, New Mexico. The mailing of this Proxy Statement to shareholders of Realco commenced on or about [______], 2001.

RECORD DATE; OUTSTANDING SHARES

         Shareholders of record at the close of business on [_____________], 2001 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, [_________] shares of capital stock were issued and outstanding, consisting of [_________] shares of Common Stock and 484,000 shares of Series "D" Preferred Stock (collectively, the "Voting Shares"). Each share of Common Stock and each share of Series "D" Preferred Stock is entitled to one vote.

PROXIES AND VOTING

         Shares represented by proxies properly signed, dated and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, your shares will be voted FOR proposals 1, 2, 3, and 4 and at the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. You may revoke your proxy at any time before it is voted by signing and returning a proxy bearing a later date, by giving written notice to the Secretary of Realco, or by attending the Annual Meeting and voting in person.

         The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Every holder of Common Stock on the Record Date and every holder of Series "D" Preferred Stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting, except for Proposal 1 on which the Series "D" Preferred Stock is not entitled to vote. There is no cumulative voting. An item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders. Consequently, abstentions will have the same effect as a negative vote. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote with respect to that item of business and, therefore, will have no effect on the outcome of the vote.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of Realco's Voting Shares as of [______], 2001 by (a) each person known to Realco to beneficially own more than five percent (5%) of the Voting Shares, (b) each director of Realco and each nominee to serve as a director, (c) each executive officer named in the table on page 19 and (d) all directors, nominees and executive officers of Realco as a group. Except as otherwise indicated below, to the knowledge of Realco, each shareholder has sole voting and investment power over the shares beneficially owned, except to the extent authority is shared by spouses under applicable law.

                                                     NUMBER OF SHARES       PERCENT OF
         NAME & ADDRESS OF BENEFICIAL OWNER       BENEFICIALLY OWNED(1)    VOTING SHARES
         ----------------------------------       ---------------------    -------------
         Laurence S. Zipkin (2)..................          558,174              14.1%
         701 Xenia Ave. S, Suite 130
         Minneapolis, MN 55416

         Bill E. Hooten (3) .....................          429,704              11.1%
         1650 University Blvd. NE, Suite 5-100
         Albuquerque, New Mexico 87102

         Joseph Zerger Revocable Trust...........          340,000               8.8%
         1550 East Oakland Blvd.
         Fort Lauderdale, FL 33334

         James A. Arias..........................          239,200               6.1%
         1650 University Blvd. NE, Suite 5-100
         Albuquerque, New Mexico 87102

         Nortek, Inc. (4)........................          200,000               5.2%
         50 Kennedy Plaza
         Providence, Rhode Island 02903

         Edward S. Adams (2).....................          165,476               4.3%
         Marshall Blumenfeld.....................           54,000               1.4%
         Chris A. Bruehl.........................           36,000               *
         Brad J. Buscher.........................                0               *
         Martin S. Orland........................           26,650               *
         Arthur A. Schwartz......................           60,000               1.5%
         Gregory E. Spitzer......................                0               *
         Alan Woinski............................                0               *
         Noel Zeller.............................           60,000               1.5%

         All directors, nominees and executive
         officers as a group (12 persons) (2)....        1,629,204              39.5%

----------------------
* Less than 1%
(1) Includes the following number of shares that could be purchased under stock options or warrants exercisable within 60 days of [__________, 2001]: Mr. Zipkin, 95,000 shares; Mr. Arias, 25,000 shares; Mr. Blumenfeld, 25,000 shares; Mr. Bruehl, 35,000 shares; Mr. Orland, 25,000 shares; Mr. Schwartz, 25,000 shares; Mr. Zeller, 25,000 shares; and all directors, nominees and executive officers as a group, 255,000 shares.
(2) Includes the following number of shares of Series "D" Preferred Stock: Mr. Zipkin, 338,524 shares; Mr. Adams, 145,476 shares; and all directors, nominees and executive officers as a group, 484,000 shares. If the shareholders approve the conversion of the Series "D" Preferred Stock to Common Stock as described in Proposal 1, the number of shares of Common Stock beneficially owned and the percent of the Common Stock outstanding after such conversion will be as follows: Mr. Zipkin, 1,235,222 shares (25.1%); Mr. Adams, 456,428 shares (9.4%); and all directors, nominees and executive officers as a group, 2,597,204 shares (51.0%).
(3) Includes 337,871 shares held in a revocable trust of which he and his wife are trustees and 91,833 shares held in an individual retirement account.
(4) Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission.

                      APPROVAL OF CONVERSION OF SERIES "D"
                        PREFERRED STOCK INTO COMMON STOCK
                                  (PROPOSAL 1)

BACKGROUND

         Realco is an integrated real estate services company, which provides a wide range of real estate and financial related products and services to its customers. Realco's principal executive offices are located at 1650 University Boulevard North East, Suite 5-100, Albuquerque, New Mexico 87102 and its telephone number at that location is (505) 242-4561. Equity Securities Investments, Inc. ("Equity") is a broker-dealer based in Minnesota with its executive offices located at 701 Xenia Avenue South, Suite 130, Minneapolis, Minnesota 55416. The phone number of Equity's executive offices is (763) 923-2266.

         On February 28, 2001, Realco and ESI Acquisition Sub ("Acquisition Sub"), a wholly owned subsidiary of Realco, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Equity. Pursuant to the Merger Agreement, on March 1, 2001 Acquisition Sub merged with and into Equity, with Equity surviving as a wholly owned subsidiary of Realco (the "Merger"). In exchange for all of the issued and outstanding shares of Equity, Realco issued an aggregate of 484,000 shares of newly created Series "D" Preferred Stock to Messrs. Zipkin and Adams, the shareholders of Equity. Each share of Series "D" Preferred Stock is entitled to one vote.

         The Series "D" Preferred Stock is not initially convertible into Common Stock of Realco. However, the Merger Agreement requires Realco to ask its shareholders to approve the conversion of the Series "D" Preferred Stock into Common Stock. If the shareholders approve such conversion, each share of Series "D" Preferred Stock will be converted into three shares of Common Stock. The conversion will be mandatory and automatic; the holders of the Series "D" Preferred Stock will not have the option to retain Series "D" Preferred Stock instead of Common Stock, or to defer the conversion of the Series "D" Preferred Stock into Common Stock. The conversion, if approved, will occur automatically on the twenty-first (21st) day following the date Realco's shareholders approve the conversion. The shares of Series "D" Preferred Stock will not vote on this proposal to convert the Series "D" Preferred Stock to Common Stock.

NASDAQ RULE 4350(i)

         Rule 4350(i) of the Nasdaq Stock Market, Inc. (the "Nasdaq Rule") requires shareholder approval when, in connection with the acquisition of the stock of another company, a company listed on the Nasdaq National Market issues Common Stock (or securities convertible into Common Stock) that (i) will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the stock or (ii) will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance. On March 1, 2001, the date the Series "D" Preferred Shares were issued (the "Closing Date"), there were approximately 3,389,000 shares of Realco's Common Stock outstanding, with each share entitled to one vote. Accordingly, the maximum number of shares that could be issued by Realco without shareholder approval was 677,799 (i.e. one share less than 20% of such number). In the Merger, 484,000 Series "D" Preferred Shares were issued with voting power equal to approximately 14.3% of the voting power outstanding on a pre-merger basis. On the Closing Date, the Series "D" Preferred Stock was not convertible into shares of Common Stock. If the shareholders now approve the conversion, the Series "D" Preferred Shares will be converted into 1,452,000 shares of Common Stock, representing approximately 30% of the outstanding voting power, of which Mr. Zipkin will receive 1,015,572 shares and Mr. Adams will receive 436,428 shares. Together with shares previously owned, Mr. Zipkin will beneficially own approximately 25.1% and Mr. Adams will beneficially own approximately 9.4% of Realco's Common Stock outstanding after the conversion.

REASONS FOR THE PROPOSAL

         The Series "D" Preferred Stock is entitled to receive cumulative dividends at the rate of 12.5% per year, payable on a quarterly basis, in arrears, commencing January 1, 2002. However, if the shareholders approve the conversion of the Series "D" Preferred Stock to Common Stock before October 1, 2001, any dividends that have accrued will not be payable. If the shareholders approve the conversion of the Series "D" Preferred Stock to Common Stock after October 1, 2001, any dividends that have accrued will be payable in cash promptly after the date of conversion. In addition, the shares Series "D" Preferred Stock have a liquidation preference equal to the greater of (a) $4.3125 per share, or (b) three times the amount distributable with respect to one share of Common Stock upon such liquidation. Accordingly, in order to eliminate Realco's obligation for payment of quarterly dividends or a liquidation preference, the Board recommends that the shareholders approve the conversion of each share of the Series "D" Preferred Stock into three shares of Common Stock.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of Realco's Common Stock represented at the Annual Meeting and entitled to vote is required for the approval of the issuance of the shares pursuant to the Nasdaq Rule. The Series "D" Preferred Stock is not entitled to vote on this proposal.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
            THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THIS PROPOSAL 1.



                                   THE MERGER

OVERVIEW

         The following information about the Merger in which Realco acquired Equity is provided in connection with the Conversion Proposal described above. Shareholders are not being asked to vote upon the Merger, which has already been consummated.

         On February 28, 2001, Realco and ESI Acquisition Sub ("Acquisition Sub"), a wholly owned subsidiary of Realco, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Equity. Pursuant to the Merger Agreement, on March 1, 2001, Acquisition Sub merged with and into Equity, with Equity surviving as a wholly owned subsidiary of Realco (the "Merger"). There were no changes to the Board of Directors or officers of Equity as a result of the Merger. Following the Merger, Messrs. Zipkin and Adams, the only shareholders of Equity, each became a director and an executive officer of Realco.

         In exchange for all of the issued and outstanding shares of Equity, Realco issued an aggregate of 484,000 shares of newly created Series "D" Preferred Stock to Messrs. Zipkin and Adams. Each share of Series "D" Preferred Stock will be converted into three shares of Realco Common Stock if, but only if, the conversion is approved by Realco's shareholders as described in the Conversion Proposal. The conversion, if approved, will occur automatically on the twenty-first (21st) day following the date Realco's shareholders approve the conversion.

         In connection with Realco's acquisition of Equity, Realco entered into three-year employment agreements with each of Messrs. Zipkin and Adams. The agreements provide that each will receive an annual salary of $150,000 per year. If Realco terminates either Mr. Zipkin or Mr. Adams without "cause" (as defined in their employment agreements), or if either Mr. Zipkin or Mr. Adams terminates his employment for "good reason" (as defined in their employment agreements), then such person shall receive severance payments equal to his base salary for the remainder of the term of his employment agreement and will also be entitled to continue his medical insurance coverage for himself and his family at Realco's expense.

DESCRIPTION OF SERIES "D" PREFERRED STOCK

         Realco's Board of Directors is authorized, without action by the shareholders, to issue up to 500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. In accordance with this authority, the Board of Directors created 484,000 shares of Series "D" Preferred Stock with the rights, preferences and privileges described below, all or any of which may be greater than the rights of the common stock.

         VOTING RIGHTS: Each share of Series "D" Preferred Stock has one vote on all matters submitted to the shareholders, although the holders of the Series "D" Preferred Stock are not entitled to vote on the proposal to convert each share of Series "D" Preferred Stock into three shares of Common Stock. Holders of Series "D" Preferred Stock do not have cumulative voting rights.


         DIVIDENDS: Each share of Series "D" Preferred Stock is entitled to receive cumulative dividends at the rate of 12.5% per year, payable on a quarterly basis, in arrears, commencing January 1, 2002. However, if the Series "D" Preferred Stock is converted to Common Stock before October 1, 2001, any dividends that have accrued will not be payable. If the Series "D" Preferred is converted to Common Stock on or after October 1, 2001, any dividends that have accrued will be payable in cash promptly after the date of conversion. Any accumulated but unpaid dividends shall bear interest at the rate of 8% per annum from the scheduled payment date until actually paid. If funds legally available for the payment of dividends are insufficient to satisfy the required dividend, the holders of the Series "D" Preferred Stock will share ratably in the dividend.


         LIQUIDATION RIGHTS AND PREFERENCES: Each share of Series "D" Preferred Stock has a liquidation preference equal to the greater of (a) $4.3125 per share, or (b) three times the amount distributable with respect to one share of Common Stock upon such liquidation. The liquidation preference is payable to the holders of the Series "D" Preferred Stock upon the liquidation, dissolution or winding up of Realco, a sale of all or substantially all of its assets or upon the merger or consolidation of Realco with another entity wherein the shareholders of Realco immediately prior to such merger or consolidation own less than 50% of the equity of the combined entity immediately after such merger or consolidation becomes effective.

         ADVERSE ACTIONS: Realco is not permitted to take the following actions without the approval of at least a majority of the shares of Series "D" Preferred Stock: (i) authorize or issue additional shares of Series "D" Preferred Stock or any shares of stock having priority over or ranking on parity with the Series "D" Preferred Stock with respect to the payment of dividends or as to the payment or distribution of assets upon the liquidation or dissolution of Realco, (ii) declare or pay any dividend or make any other distribution on shares of stock junior to the Series "D" Preferred Stock other than dividends or distributions payable solely in shares of stock junior to the Series "D" Preferred Stock, (iii) purchase, redeem or otherwise acquire, or set aside a fund for the redemption or repurchase of any shares of stock junior to the Series "D" Preferred Stock or any warrants, rights or options to purchase shares of stock junior to the Series "D" Preferred Stock, or (iv) alter or amend the rights or preferences of the Series "D" Preferred Stock.

         MANDATORY CONVERSION RIGHTS: The Series "D" Preferred Stock is not initially convertible into Common Stock of Realco. The holders of the Series "D" Preferred Stock do not have the right to convert the Series "D" Preferred Stock into shares of Common Stock without the prior approval of the shareholders. If the shareholders approve the Conversion Proposal, each share of Series "D" Preferred Stock will be converted into three shares of Common Stock. The conversion, if approved, will be mandatory and will occur automatically on the twenty-first (21st) day following the date the shareholders approve the conversion.

BACKGROUND OF THE MERGER

         In the second quarter of fiscal 2000, our Board of Directors, as part of its annual and long-term business planning, analyzed the prospects and direction of Realco. In particular, the Board focused on the mix of various business segments in which Realco and its subsidiaries operated. During this process, the Board evaluated the revenues, expenses and gross profits generated by our current businesses. As a result of this analysis, the Board decided to focus our real estate brokerage operation in the commercial sector rather than residential sector. The Board also concluded that the financial services industry provided Realco with our best growth opportunities, and therefore decided to expand our financial services business, which at that time focused on debt-related financings.

         During Realco's third fiscal quarter, our President was contacted by executive officers of Equity to discuss our potential interest in investing in or acquiring Equity. Our President was familiar with Equity, which served as the underwriter for our initial public offering, and its broker-dealer operations and equity underwriting services. Recognizing that Equity's business, which focuses mainly on retail brokerages and equity offerings, would be a nice complement to Realco's existing debt-related financial services, our Board pursued a transaction with Equity and did not actively seek other strategic partners.

         After an initial exploratory meeting between the key principals of both organizations on September 8, 2000, the parties exchanged detailed written materials, completed their preliminary due diligence, and commenced negotiations on a non-binding letter of intent that would memorialize their mutual understanding of the structure of the transaction. At this time, the parties' negotiations focused on the form and amount of the purchase price. The shareholders of Equity were interested in pursuing a stock-for-stock merger, which could be effected on a tax-free basis and would result in their receipt of a publicly-traded security. Our Board of Directors was also interested in pursuing a transaction with this structure since it would not require us to use any cash or incur any debt. The amount of consideration was determined by arms-length negotiations between the parties. Factors in those negotiations included Equity's revenues and prospects as well as prices paid for other regional broker-dealers in similar transactions. Our Board of Directors did not seek an opinion of an independent financial advisor as to the fairness, from a financial point of view, of the Merger, because the size of the Merger did not justify the cost of such a "fairness opinion." After several weeks of negotiations, and following consultation with our respective boards and legal advisors, on October 19, 2000 we entered into a letter of intent with Equity regarding the Merger. The execution of the letter of intent was publicly announced on October 25, 2000.

         After the execution of the letter of intent, the parties commenced a due diligence investigation of each other. Representatives of Equity, together with its counsel, and representatives of Realco communicated by telephone to discuss various aspects of the proposed transaction. As a result of these discussions, and after a further analysis of applicable state laws and Nasdaq rules, the parties agreed to alter the structure of the transaction from what was described in the letter of intent. During this time, drafts of the Merger Agreement and various ancillary agreements were distributed, reviewed and negotiated. Among the matters negotiated were the conditions on the parties' obligations to close the Merger, the right of the parties to terminate the Merger Agreement, the effect of terminating the Merger Agreement, the composition of Equity's Board of Directors and executive officers following the Merger, the participation of Equity's shareholders on the board of Realco and the employment agreements between Realco and Equity's shareholders.

         After several weeks of further negotiations and revisions to the documentation, the respective boards of Equity and Realco met, and following detailed discussions regarding the terms of the Merger Agreement and related documents, including a summary of the representations, warranties, covenants, conditions, termination events and termination consequences, as well as the structure of the proposed transaction, approved the Merger and authorized the respective officers of both companies to undertake all acts necessary or desirable to effect the Merger. The parties then executed the Merger Agreement on February 28, 2001, effected the Merger on March 1, 2001 and publicly announced the transaction on March 1, 2001.

REALCO'S REASONS FOR THE MERGER

         Our Board of Directors determined that the terms of the Merger Agreement, which were the product of arm's length negotiations between representatives of Realco and Equity, were in the best interests of our shareholders. In reaching this determination, our Board of Directors considered the following positive factors:

         >> that the purchase price was less than Equity's revenues for its year ended December 31, 2000,

         >> information concerning Equity's strong financial condition and its 25% increase in revenues between 1999 and 2000,

         >> Equity's recent expansion of its broker-dealer operations and the anticipated increase in revenues resulting from such expansion,

         >> Realco's immediate presence in the equity-based financial services industry following the Merger,

         >>    Equity's growth despite industry and economic conditions,

         >> the structure of the transaction which would not require us to use any cash or incur any debt,

         >> the compatibility of management and business philosophy of Equity and Realco, and

         >> the ability to complete the transaction in a timely manner without the need for regulatory or shareholder approval.

         Our Board of Directors also considered Equity's recent performance, which was adversely affected by the downturn in the market for initial public offerings in 2000 and 2001. The Board recognized the resulting pro forma increase the Merger would have on its net loss per share, but concluded that such effect was in large part due to short-term market conditions and that ultimately the Merger would strengthen Realco's financial performance.

         In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors that it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

APPROVALS NEEDED TO COMPLETE THE MERGER

         Realco was not required to obtain the approval of any regulatory agency in order to consummate the Merger, nor were we required to obtain the approval of our shareholders. Equity is a member of the National Association of Securities Dealers (the "NASD") and is subject to the rules of the NASD. Although NASD approval was not necessary for the Merger, NASD Rule 1018(a) required Equity to provide the NASD with certain information about the transaction at least thirty (30) days before it was consummated. Equity submitted the required information to the NASD by letter dated January 10, 2001.

OTHER PROVISIONS OF THE MERGER AGREEMENT

         The following is a brief summary of the material terms of the Merger Agreement. The complete text of the Merger Agreement is filed as an exhibit to Realco's Amendment 1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 16, 2001.

         The parties executed the Merger Agreement on February 28, 2001. The Merger Agreement contained customary representations and warranties from the parties relating, among other things, to their organization, capitalization, authority relative to the Merger Agreement, financial statements, material contracts, absence of undisclosed liabilities and conflicts, intellectual property, litigation, title to assets, changes in control and contracts with respective affiliates. The Merger Agreement required Realco to cause two people designated by Equity to be named to Realco's Board of Directors and to enter into employment agreements with Messrs. Zipkin and Adams. In addition, the respective obligations of the parties to consummate the Merger were conditioned on the satisfaction or occurrence of certain closing conditions, including obtaining required approvals (if any), delivering copies of board resolutions approving the Merger, and performing all material obligations required to be performed by the respective parties. All of the closing conditions were met (except the parties waived the requirement of delivering to each other opinions from their respective legal counsel), and the Merger was consummated on March 1, 2001.

         The Merger Agreement also contained certain obligations of each of the parties that continued after the consummation of the Merger. For example, the Merger Agreement requires us to (i) maintain Equity's employee benefit plans for two years, (ii) hold a shareholders' meeting to approve the Conversion Proposal and (iii) to use its best efforts to cause the Common Stock issuable upon conversion of the Series "D" Preferred Stock to be listed on the Nasdaq National Market.

ACCOUNTING TREATMENT OF THE MERGER

         The Merger was accounted for under the purchase method of accounting. Under this method of accounting, Realco and Equity are treated as one company as of March 1, 2001, the date of the Merger, and as of that date Realco has recorded the fair market value of Equity's assets less liabilities on its consolidated financial statements. Acquisition costs in excess of the fair values of the net assets acquired, if any, were recorded as an intangible asset and may be amortized for financial accounting purposes. The reported consolidated income of Realco will include Equity's operations after March 1, 2001.

PRO FORMA INFORMATION OF REALCO AND EQUITY

The table below reflects certain historical and pro forma per share financial information of Realco and Equity to illustrate the estimated effect of the Merger.


                                                                    FISCAL YEAR
                                            -----------------------------------------------------------
                                                                                               EQUITY
                                                                                 REALCO      EQUIVALENT
                                               REALCO           EQUITY         PRO FORMA     PRO FORMA
                                            HISTORICAL(1)    HISTORICAL(2)      (1)(3)         (2)(4)
                                            -------------    -------------     ---------     ----------
         Book value per share ............   $    2.33        $  974.14         $    2.56     $5,294.08
         Earnings (loss) per share from
           continuing operations .........        (.04)         (103.61)             (.03)       (62.04)

                                                                  INTERIM PERIOD
                                            -----------------------------------------------------------
                                                                                               EQUITY
                                               REALCO          EQUITY          REALCO        EQUIVALENT
                                            HISTORICAL(5)    HISTORICAL     PRO FORMA (7)     PRO FORMA
                                            -------------    ----------     -------------    ----------
         Book value per share ............   $   2.08           (6)          $   1.91           (6)
         Earnings (loss) per share from
           continuing operations .........      (0.10)          (6)             (0.50)          (6)


-------------------

(1) Realco balance sheet information is presented as of September 30, 2000. Realco statement of operations information is presented for the year ended September 30, 2000 and reflects amounts available to common shareholders after preferred stock dividends.
(2) Equity balance sheet information is presented as of December 31, 2000. Equity statement of operations information is presented for the year ended December 31, 2000.
(3) Reflects the conversion of Series A and Series B preferred stock and the proposed conversion of Series D preferred stock to common stock.
(4) Calculated on the basis of an exchange ratio of 2,068 shares of Realco common stock for each outstanding share of Equity's common stock.

(5) Reflects the merger of Equity on March 1, 2001. The per share data is presented as of and for the nine months ended June 30, 2001.
(6) This information is not applicable since the Merger occurred on March 1, 2001.

(7)  Reflects the conversion of Series D preferred stock to common stock.

              INFORMATION ABOUT EQUITY SECURITIES INVESTMENTS, INC.

GENERAL

         Equity Securities Investments, Inc. ("Equity") is a Minneapolis based broker-dealer offering a broad range of financial services to its clients, including retail brokerage operations and public and private offerings of debt and equity. Equity was formed in 1997 and is the successor to Equity Securities Trading Co., Inc., which was the underwriter for Realco's initial public offering in 1996.


AUDITED FINANCIAL INFORMATION

         Equity's audited financial statements, and accompanying footnotes, are attached at page F-1.


SUPPLEMENTARY FINANCIAL INFORMATION

         The table below reflects certain unaudited financial data for Equity.

                                                                     QUARTER ENDED
                            MAR. 31,     JUN. 30,    SEPT. 30,    DEC. 31,     MAR. 31,     JUN. 30,    SEP. 30,     DEC. 31,
                              1999         1999        1999         1999         2000         2000        2000         2000
                              ----         ----        ----         ----         ----         ----        ----         ----
                                                         (in thousands, except per share data)

Revenues ...............    $  663        $ 724       $  550       $  660       $ 1,158       $ 639       $ 615       $  786
Expenses ...............       707          694          552          754           998         613         695          965
Net Earnings (Loss)
  before extraordinary
  items ................       (44)          31           (2)         (94)          160          26         (80)        (179)
Per Share Net Earnings
  (Loss) before
  extraordinary items ..    $  (62.68)    $  44.16    $   (2.85)   $ (133.90)   $   227.90    $  37.04    $(113.96)   $ (254.99)
Net Earnings (Loss) ....       (44)          31           (2)        (101)          160          26         (80)        (179)



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         RESULTS OF OPERATIONS

         Equity derives revenues principally from broker fees and underwriting commissions and placement agent fees. Revenues for the fiscal year ended December 31, 2000, were $3,208,182, an increase from revenues of $2,756,069 for the fiscal year ended December 31, 1999. The increase was principally due to an increase in retail commissions generated by additional sales people. Revenues for the three months ended March 31, 2001 were $997,017, compared to revenues of $1,158,408 for the three months ended March 31, 2000. The decrease was principally due to the down turn of market conditions.

         Selling, general and administrative expenses for fiscal year 2000 were $3,280,914 compared to $2,866,063 for fiscal year 1999. The increase reflects additional rent for new office space and increase in employee costs. Selling, general and administrative expenses for the three months ended March 31, 2001 were

$1,064,179 as compared to $998,210 for the three months ended March 31, 2000. The increase reflects additional rent and employee costs.

         Equity experienced a pretax loss of $72,732 for fiscal 2000 compared to a pretax loss of $116,495 for fiscal 1999. The improvement in fiscal 2000 was principally due to lower floor brokerage and clearance fees paid by Equity. Equity had a pretax loss of $67,162 for the three months ended March 31, 2001, compared to pretax income of $160,198 for the three months ended March 31, 2000. Such loss is attributable to the lack of any underwriting activity during the 2001 period, which is the most profitable aspect of operations.

         LIQUIDITY AND CAPITAL RESOURCES

         Equity's liquidity consists primarily of cash and trade accounts receivable. It is expected that future cash needs will be financed by a combination of cash flows from operations and other financing arrangements which may be made available to Equity. Equity does not have any material commitments for capital expenditures for fiscal 2001.


QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

         [Insert]

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 2)

         Seven directors will be elected by Realco's shareholders at the Annual Meeting, each to serve until the next annual meeting of shareholders or until a successor is elected. Realco's Bylaws provide that the Board of Directors may consist of such number of directors as determined by the Board. Currently, Realco's Board consists of seven directors.

         The Board of Directors has nominated for election the seven persons named below, four of whom are current directors of Realco. Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the nominees named below. Realco believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

         The names and ages of the nominees and their principal occupations and tenure as directors are set forth below, based upon information furnished to Realco by such persons.

                                                                                     DIRECTOR
NAME                  AGE    PRINCIPAL OCCUPATION                                     SINCE
----                  ---    --------------------                                     -----
James A. Arias        63     President, Chief Executive Officer and Chairman of        1983
                             Realco

Martin S. Orland      68     Director of Realco, Self-Employed Consultant              1997

Laurence S. Zipkin    61     Vice President of Realco; Vice President of Equity        2001
                             Securities Investments, Inc., a subsidiary of Realco

Edward S. Adams       38     Vice President of Realco; Chief Executive Officer and     2001
                             President of Equity Securities Investments, Inc., a
                             subsidiary of Realco

Alan R. Woinski       36     President, Chief Financial Officer and Director of         N/A
                             Casino Journal Publishing Group

Brad J. Buscher       45     Chairman of the Board and Chief Executive Officer of       N/A
                             Mercury Waste Solutions, Inc.

Gregory E. Spitzer    38     Attorney at Law, Kirkland & Ellis                          N/A

         The affirmative vote of a plurality of the Voting Shares represented at the Annual Meeting and entitled to vote is required for the election of directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROPOSAL 2.

                   INFORMATION CONCERNING DIRECTORS, NOMINEES
                             AND EXECUTIVE OFFICERS

BUSINESS EXPERIENCE

         JAMES A. ARIAS has served as Realco's President, Chief Executive Officer and a Director since its formation in September 1983. From 1975 to September of 1983, he was a partner of James Bentley & Associates, a financial consulting and real estate syndication firm in Albuquerque, New Mexico, which was merged into and became a division of Financial Services Group, Inc., a New Mexico corporation, of which Mr. Arias was the President and a controlling shareholder. On June 1, 2000, Realco acquired Financial Services Group in an exchange of shares. Since 1984, Mr. Arias has served as Manager of Masters Coverage Corp., N.M., an insurance broker in Albuquerque, New Mexico, which during the 1999 fiscal year became a 49.99% subsidiary of Realco. From June 1995 until March 2000, he has served as interim sole director of Arinco Computer Systems Inc., a publicly traded New Mexico corporation which underwent a reverse merger transaction in March 2000 and now operates as Change Technology Partners, Inc., a publicly traded Delaware corporation. Mr. Arias is also a director of Quatro, Inc., a New Mexico electronics company.

         MARTIN S. ORLAND has served as a director of Realco since 1997. Mr. Orland is currently self-employed, providing consulting and advisory services. He retired January 1, 1997 as an employee of Fortis, Inc., where he served as President of Fortis Private Capital, Inc., a private venture capital investment business in New York, New York. During the same period, Mr. Orland was the Executive Vice President of Fortis Advisors, Inc., a corporation that made investments in commercial real estate and mortgages. Each of these corporations is a subsidiary of Fortis, Inc., which is a subsidiary of a Dutch holding company. Mr. Orland is also a director of four privately owned companies.

         LAURENCE S. ZIPKIN was elected to Realco's Board in March 2001. Mr. Zipkin has been a shareholder and Vice President of Equity Securities Investments, Inc. ("Equity") and its predecessor since 1987. Equity, a Minneapolis based broker dealer and a member of the National Association of Security Dealers, was acquired by Realco in March 2001 and became a wholly-owned subsidiary of Realco. Prior to joining Equity, Mr. Zipkin was a principal in Flower City, a chain of retail stores throughout the Midwest. He sold his interest in 1987 when he began his association with Equity. Mr. Zipkin is also the President and Chairman of the Board of Southwest Capital Corp., a public company. Mr. Zipkin attended the University of Pennsylvania at the Wharton School of Finance.

         EDWARD S. ADAMS was elected to Realco's Board in March 2001. He has been the Chief Executive Officer, President and Treasurer of Equity since December 1999. Equity became a wholly-owned subsidiary of Realco in March 2001. Mr. Adams is also a director of VirtualFund.com, Inc., a Minnesota public company. In addition to his duties at Equity, Mr. Adams is the Howard E. Buhse Professor of Finance and Law at the University of Minnesota Law School where he specializes in commercial, corporate and securities law. Mr. Adams earned his B.A. degree, magna cum laude, from Knox College, where he was a member of Phi Beta Kappa. In the fall of 1984, he studied at the University of Freiburg in West Germany as a European Studies and NATO Conference Scholar. Mr. Adams received his J.D. degree, cum laude, from the University of Chicago Law School in 1988, where he was Managing Editor of the University of Chicago Law Review. Following graduation, Mr. Adams clerked for Judge J. Harvie Wilkinson III of the United States Court of Appeals for the Fourth Circuit. In 1997, Mr. Adams earned his M.B.A. with the highest honors from the Carlson School of Management at the University of Minnesota. He practiced law with Latham & Watkins in Chicago before joining the University of Minnesota Law School faculty in 1993. Mr. Adams was a Visiting Professor at Albany Law School of Union University. He is the author of sixteen books and over thirty law review articles in the areas of corporate finance, corporations, securities and commercial law.

         ALAN WOINSKI is a nominee for election as a director of Realco. Mr. Woinski is the President, Chief Financial Officer and a Director of Casino Journal Publishing Group, Inc., a Nevada public company, since 1998. Prior to that he was the Chief Executive Officer and Chairman of Gaming Venture Corp., U.S.A., which was acquired by Casino Journal Publishing Group, Inc. in April 1998. Casino Journal Publishing Group is a publisher of consumer publications focusing on the gambling industry. Mr. Woinski also served as the Vice President of A&E Printing Co. from 1986 until 1994 and as the President from 1994 until joining Gaming Venture Corp. in 1995. From 1992 until 1995, Mr. Woinski served as the President of Lucky Management Corp., an investment advisory firm that held interests in a variety of businesses, including printing and real estate. Mr. Woinski represented Lucky Management Corp. as advisor to the Monitrend Gaming and Leisure Mutual Fund from October 1993 until December 1994 and was the Portfolio Manager of the High Rollers Investment Partnership from December 1992 until October 1993.

         BRAD J. BUSCHER is a nominee for election as a director of Realco. Mr. Buscher has been Chairman of the Board and Chief Executive Officer of Mercury Waste Solutions, Inc. since its inception in 1996. Mr. Buscher has also been the Chairman and Chief Executive Officer of Bankers American Capital Corp., a privately held merchant banking company, since 1993. From 1981 to 1994, Mr. Buscher was President and Chief Executive Officer of American Bancshares, a multi-bank holding company. From 1986 to 1994, Mr. Buscher was also Chief Executive Officer of American Banks, a subsidiary of American Bancshares. Mr. Buscher also served as Chief Executive Officer of Eagle Insurance Agencies, Inc., a full line property, casualty, life, health and crop insurance agency, from 1987 to 1994. From 1993 to the present, Mr. Buscher has served as the managing general partner of BRB Development, LLC, a commercial and retail land development company.

         GREGORY E. SPITZER is a nominee for election as a director of Realco. Mr. Spitzer is a partner in Kirkland & Ellis' Commercial Real Estate Practice Group. He has been practicing law at Kirkland & Ellis since 1994. His broad base of experience includes representation of public and private companies in all aspects of commercial real estate acquisition and dispositions, development, leasing, financing and transaction structuring matters. Mr. Spitzer has particular expertise in the areas of commercial lending work and structured financing, including synthetic leasing, sale leaseback and leverage lease transactions. Mr. Spitzer is an Adjunct Professor of Law at the University of Minnesota School of Law where he teaches Real Estate Transactions. Mr. Spitzer received his J.D. from Northwestern University School of Law in 1989 and a B.S. in finance from the University of Illinois - Urbana - Champaign in 1985. Mr. Spitzer is also a Certified Public Accountant.

         CHRIS A. BRUEHL, age 32, has been the Chief Financial Officer of Realco since March 1999. Mr. Bruehl also served as Realco's Secretary until 2001. Prior to joining Realco, Mr. Bruehl was a Certified Public Accountant employed as an Assurance Services Manager with Grant Thornton LLP, Realco's independent public accountants for more than five years.

OTHER INFORMATION REGARDING THE BOARD

         MEETINGS. During the 2000 fiscal year, the Board of Directors met three times and each director attended all of the meetings, except for Mr. Zeller who was absent from one meeting.

         BOARD COMMITTEES. The Audit Committee, consisting of Mr. Orland (Chairman), Mr. Schwartz and Mr. Blumenfeld, met four times during fiscal 2000. Among other duties, the Audit Committee reviews Realco's accounting, auditing and reporting practices, makes recommendations concerning the work of Realco's independent auditors and reviews the adequacy of internal controls. A report of the Audit Committee is also contained in this Proxy Statement. In March 2000, the Board of Directors adopted an Audit Committee Charter which is attached as Appendix A. All members of Realco's Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers (NASD) for companies listed on the Nasdaq National Market.

         The Compensation Committee, consisting of Mr. Arias (Chairman) and Mr. Zeller, met one time during the 2000 fiscal year. The Compensation Committee's duties include establishing salaries, bonuses and other compensation for Realco's executive officers, and administrating the 1997 Employee Incentive Stock Plan.

         COMPENSATION OF DIRECTORS. Directors are not currently paid a fee or other compensation for serving as Directors. However, Realco reimburses each director for all out of pocket expense incurred to attend meetings and grants them options to purchase Realco Common Stock from time to time under its 1997 Employee Incentive Stock Plan.



                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table sets forth, for the fiscal years ended September 30, 2000, 1999 and 1998, the compensation earned by the Chief Executive Officer and each of the other executive officers of Realco whose salary and bonus exceeded $100,000 for the year ended September 30, 2000 (collectively, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                              COMPENSATION
                                                              ------------
                                           ANNUAL                NO. OF
                                        COMPENSATION           SECURITIES
NAME AND                             --------------------      UNDERLYING         ALL OTHER
PRINCIPAL POSITION           YEAR     SALARY      BONUS         OPTIONS(#)    COMPENSATION($)(1)
                             ----    --------    --------     ------------    ------------------
James A. Arias (2)           2000    $ 98,900    $100,000           --              $1,500
Chairman and Chief           1999      93,000       4,000           --               1,500
Executive Officer and        1998      87,600          --           --                  --
President

Bill E. Hooten (3)(4)        2000    $120,000          --           --              $   --
Senior Vice President        1999     120,000          --           --                  --

                             1998     120,000          --           --                  --


Chris A. Bruehl (5)          2000     $96,200    $  4,000        5,000              $  384
Chief Financial Officer      1999      61,800          --       25,000                  --
and Secretary                1998          --          --           --                  --

---------------------
(1) Amounts indicated represent contributions by Realco to its 401(k) Profit Sharing Plan on behalf of the named individuals.
(2) Realco pays Mr. Arias a monthly base salary that increases annually at the rate of 6% per annum as a cost of living adjustment. In addition, Mr. Arias is to be paid an allowable bonus equal to 10% of pre-tax earnings in excess of $400,000 during any fiscal year. Mr. Arias received a non-cash bonus of $100,000 that was accrued by Financial Services Group, Inc. prior to its acquisition by Realco in 2000. Such accrued bonus was satisfied with certain assets of Financial Services Group, Inc. which existed at the date of acquisition.
(3) Pursuant to an employment agreement that expired in March 2000, Mr. Hooten received an annual salary of $120,000 per year.
(4) Phyllis S. Hooten, the wife of Bill E. Hooten, is employed by a Realco subsidiary as an interior designer. She has been paid $9,000 per year during the fiscal years ended 2000, 1999 and 1998. She was also furnished a van that is leased by Realco for $472 per month. None of this compensation paid or furnished to Mrs. Hooten is included in the totals of the compensation paid to Mr. Hooten.
(5) Mr. Bruehl was hired in March 1999. Accordingly, compensation reported for 1999 represents a portion of the year.

         The following table summarizes option grants during the fiscal year ended September 30, 2000 to each of the Named Executives:

                          OPTION GRANTS IN FISCAL 2000

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES OF
                        NUMBER OF       PERCENT OF TOTAL                                  STOCK PRICE APPRECIATION
                       SECURITIES       OPTIONS GRANTED                                    FOR OPTION TERM($)(1)
                   UNDERLYING OPTIONS      EMPLOYEES       EXERCISE PRICE   EXPIRATION   --------------------------
NAME                  GRANTED(#)(2)         IN 2000         PER SHARE($)       DATE         5%              10%
----               ------------------   ----------------   --------------   ----------   ---------     ------------
James A. Arias              --                --                  --           N/A        $    --       $      --

Bill E. Hooten              --                --                  --           N/A             --              --

Chris A. Bruehl          5,000                20%              $2.40         3/10/05       762.82        4,105.10

-----------------------
(1) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. The actual value of these option grants is dependent on future performance of the Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved.
(2)  The options are fully vested at the date of grant.

         The following table summarizes the exercises of options by the Named Executives in fiscal 2000 and the value of options held at September 30, 2000 by the Named Executives:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                       SEPTEMBER 30, 2000(#)          SEPTEMBER 30, 2000($)(1)
                    SHARES ACQUIRED    VALUE      -------------------------------  ------------------------------
NAME                ON EXERCISE(#)   REALIZED($)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                --------------   -----------  -------------   ---------------  -------------  ---------------
James A. Arias            --             --              --             --               --             --

Bill E. Hooten            --             --              --             --               --             --

Chris A. Bruehl           --             --          30,000             --               --             --

-----------------------
(1)  At September 30, 2000, none of the options were in the money.

EMPLOYMENT AGREEMENTS

         In March 1995, Mr. Hooten and Realco entered into an employment agreement, which expired in March 2000. Pursuant to the terms of this agreement, Mr. Hooten received an annual salary of $120,000 per year. Effective December 31, 2000, Mr. Hooten resigned from his positions as Executive Vice President and Director of Realco. Mr. Hooten continues to serve as President and Chief Executive Officer of Hooten/Stahl, Inc. (f.k.a. Prudential Preferred Properties, New Mexico) and Charter Building & Development Corp., which are wholly-owned subsidiaries of the Company. However, in June 2001, the assets of Hooten/Stahl, Inc. were sold and Mr. Hooten's salary has been adjusted accordingly.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") administers Realco's executive compensation program. The role of the Committee, which is currently comprised of the Chief Executive Officer and one non-employee director, is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers of Realco. The Committee also has the power to prescribe, amend, and rescind rules relating to Realco's 1997 Employee Incentive Stock Plan (the "Plan"), to grant options and other awards under the Plan and to interpret the Plan.

         The Committee's executive compensation policies are designed to attract and retain executives capable of leading Realco in the real estate and financial services marketplaces and to motivate such executives to maximize profitability and shareholder value. The Committee has designed Realco's Executive Performance Plan with three principal components to achieve this objective: base salary; annual cash incentives; and long-term incentive compensation in the form of stock options. A portion of the Chief Executive Officer's total compensation is dependent on the attainment of predefined performance objectives, which are designed to be consistent with the maximization of shareholder value. The Committee also provides discretionary cash bonuses to its executive officers. For fiscal 2000, the Committee also considered and awarded equity-based compensation, in the form of stock options, as a component of Realco's Executive Performance Plan. Equity awards are typically set by the Committee based on each officer's individual performance and achievements, and the recommendations of management. In fiscal 2000, executive officers were eligible to receive grants of stock options under the Plan.

         Since 1983 the Chief Executive Officer has been provided with an annual increase in his base salary of 6% per annum as a cost of living adjustment. During fiscal 2000, the Chief Executive Officer received a salary of $98,900. In addition, the Committee provides a cash bonus to the Chief Executive Officer that is determined with reference to specified financial performance targets for Realco. The Chief Executive Officer will be paid a bonus equal to 10% of Realco's pre-tax earnings in excess of $400,000 during any fiscal year. The Chief Executive Officer did not receive a cash bonus for fiscal 2000. The Chief Executive Officer did receive a non-cash bonus of $100,000 that was accrued by Financial Services Group, Inc. prior to its acquisition by Realco in June 2000. Such accrued bonus was satisfied with certain assets of Financial Services Group that existed at the date of the acquisition.

         The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that Realco specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                                        COMPENSATION COMMITTEE
                                        James A. Arias
                                        Noel Zeller



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Other than Mr. Arias, none of the members of the Compensation Committee has been an officer or employee of Realco and there are no interlocking relationships between our compensation committee or executive officers and the board of directors, compensation committee or the executive officers of any other company. Mr. Arias, the only executive officer of Realco who serves on the Compensation Committee, abstains from voting on compensation matters affecting his compensation.

                                PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that Realco include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by Realco. Realco has chosen to use the S&P SmallCap 600 Index as its broad market index and the S&P Services (Commercial and Consumer) Index and the S&P Homebuilding Index as its peer group indexes. The table below compares the cumulative total return on $100 invested as of February 2, 1996 (the date of Realco's initial public offering) in the Common Stock of Realco, the S&P SmallCap 600 Index, S&P Services (Commercial and Consumer) Index and the S&P Homebuilding Index, assuming the reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.


                               [PLOT POINTS GRAPH]






                             ------------ ------------ ------------ ------------ ------------ ------------
                               02/02/96     09/30/96     09/30/97     09/30/98     09/30/99     09/30/00
---------------------------- ------------ ------------ ------------ ------------ ------------ ------------
REALCO                           $100         $ 48         $ 50         $ 28         $ 31         $ 19
---------------------------- ------------ ------------ ------------ ------------ ------------ ------------
S&P SMALLCAP 600 INDEX           $100         $115         $157         $133         $156         $194
---------------------------- ------------ ------------ ------------ ------------ ------------ ------------
S&P SERVICES INDEX               $100         $110         $128         $110         $104         $ 75
---------------------------- ------------ ------------ ------------ ------------ ------------ ------------
S&P HOMEBUILDING INDEX           $100         $ 89         $132         $148         $125         $157
---------------------------- ------------ ------------ ------------ ------------ ------------ ------------



         Realco's Common Stock closed at $1.28 per share on September 29, 2000 and closed at $2.20 per share on June 28, 2001. The foregoing performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent that Realco specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of Realco consists of three independent directors and operates under a written charter adopted by the Board of Directors. The written charter is attached to the Proxy Statement as Appendix A.

         In accordance with its written charter the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Realco. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

         (1) reviewed and discussed the audited financial statements with management;
         (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61 and No. 90; and
         (3) received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE
                                        Martin S. Orland (Chair)
                                        Arthur A. Schwartz
                                        Marshall Blumenfeld



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 10, 2000, Realco's independent directors approved an arrangement whereby Bill Hooten, then the Company's Executive Vice President, was permitted to build up to ten speculative homes personally in conjunction with Charter Building and Development ("Charter"), Realco's residential construction subsidiary in fiscal 2000. Such homes were constructed and marketed as Charter homes under a fee arrangement providing for Charter to receive 5% of direct construction costs as a construction management fee and 1% as warranty reserve. Additionally, Realco retains sales commissions on such homes. While Realco is foregoing its normal gross profit on homes under this arrangement, as offset by the aforementioned fees, this program is deemed to be in the best interests of Realco due to the fact Realco is bound to debt reduction requirements on certain lot inventory and lot purchase requirements, which may not be met based upon current levels of construction activity. This arrangement allows Realco to better meet such takedown requirements without assuming the additional risk associated with committing additional working capital to speculative homes. As a result of this arrangement, revenues of $191,000 were recognized by Realco in 2000, which consisted of sales of developed lots and fee revenue.

         Effective June 1, 2000, Realco acquired Financial Services Group, Inc., a financial services company controlled by Mr. Arias. This acquisition was made through the issuance of 680,000 shares of Realco Common Stock, of which 214,200 shares were received by Mr. Arias. Assets acquired included 650,000 shares of Realco Common Stock that were immediately cancelled.

         On February 28, 2001, Realco and ESI Acquisition Sub ("Acquisition Sub"), a wholly owned subsidiary of Realco, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Equity Securities Investments, Inc. Pursuant to the Merger Agreement, on March 1, 2001 Acquisition Sub merged with and into Equity, with Equity surviving as a wholly owned subsidiary of Realco. Realco issued an aggregate of 484,000 shares of newly created Series "D" Preferred Stock to Messrs. Zipkin and Adams in exchange for all of the issued and outstanding shares of Equity. Each Series "D" Preferred Share is entitled to one vote per share and has a liquidation preference of $4.3125 per share (an aggregate of $2,087,250). Each Series "D" Preferred Share will be converted into three shares of Realco Common Stock if, but only if, the conversion is approved by Realco's shareholders as described in Proposal 1 of this Proxy Statement. The conversion, if approved, will occur automatically on the twenty-first (21st) day following the date Realco's shareholders approve the conversion. The Series "D" Preferred Shares will not vote on the proposal to convert the Series "D" Preferred Shares to Common Stock. Pursuant to the Merger Agreement, Realco has appointed Messrs. Zipkin and Adams to its Board of Directors.

         In connection with Realco's acquisition of Equity, Realco entered into three-year employment agreements with each of Messrs. Zipkin and Adams in February 2001. The agreements provide that each will receive an annual salary of $150,000 per year. If Realco terminates either Mr. Zipkin or Mr. Adams without "cause" (as defined in their employment agreements), or if either Mr. Zipkin or Mr. Adams terminates his employment for "good reason" (as defined in their employment agreements), then such person shall receive severance payments equal to his base salary for the remainder of the term of his employment agreement and will also be entitled to continue his medical insurance coverage for himself and his family at Realco's expense.

         Any future transactions with officers, directors or 5% beneficial shareholders of the Company's Common Stock is intended to be on terms no less favorable to the Company or its affiliates than could be obtained from unaffiliated third parties and will be approved by a majority of the independent outside members of Realco's Board of Directors who do not have an interest in the transaction.



                            APPROVAL OF AMENDMENT TO
                   REALCO'S 1997 EMPLOYEE INCENTIVE STOCK PLAN
                                  (PROPOSAL 3)

         In April 2001, Realco's Board of Directors approved an amendment to Realco's 1997 Employee Incentive Stock Plan (the "Plan"), subject to shareholder approval. The amendment increases the number of shares reserved for issuance under the Plan from 262,500 shares to 800,000 shares.

SUMMARY OF THE PLAN

         The Plan was adopted by the Board on January 17, 1997 and approved by the shareholders on March 21, 1997. There are 262,500 shares of Common Stock currently reserved for issuance under the Plan. As of September 30, 2000, options for 205,000 shares were outstanding.

         The purpose of the Plan is to enable Realco to retain and attract executives, key employees and non-employee directors who contribute to Realco's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of Realco by giving them a proprietary interest in Realco. The Plan permits the granting of stock options and restricted stock awards; however, only stock options have been granted under the Plan.

         ELIGIBILITY. All officers, key employees and non-employee directors of Realco or any subsidiary of Realco are eligible to receive awards under the Plan. Realco currently has approximately 96 employees and has four non-employee directors.

         TERM. Incentive stock options currently may be granted pursuant to the Plan through 2007. Non-qualified stock options and other awards may be granted pursuant to the Plan until the Plan is discontinued or terminated by the Board of Directors.

         ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Plan vests broad powers in the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted awards and to prescribe the type, form and conditions of the awards (which may vary among participants).

         OPTIONS. When an option is granted under the Plan, the Committee in its discretion specifies the number of shares of Common Stock that may be purchased upon exercise of the option, the option price (which may not be less than 100% of the fair market value of Realco's Common Stock on the date the option is granted), the term of the option and whether it will be an incentive or nonqualified stock option. The closing sale price of Realco's Common Stock was $2.125 on March 30, 2001.

         The term during which the option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise will be set by the Committee when the option is granted, but in no event will the term of an incentive stock option exceed ten years. Each option granted under the Plan is nontransferable during the lifetime of the optionee. The Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Code.

         Upon exercise of an option under the Plan, the exercise price is to be paid by check, note, or other forms of consideration deemed sufficient by the Committee, or by surrender of previously acquired shares of unrestricted Common Stock of Realco.

         Each non-employee director who is elected to the Board is eligible to be granted an option under the Plan as determined by the Compensation Committee.

         OTHER AWARDS. The Plan also provides for Restricted Stock awards, consisting of shares that are issued subject to certain restrictions, including forfeiture, if certain factors determined by the Committee are not met or performance or longevity goals are not achieved. No awards other than stock options have been granted under the Plan to date.

         AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment shall impair the terms and conditions of any option or other award without the consent of the participant. The Plan may not, without approval of Realco's shareholders, be amended in any manner that will cause the Plan to no longer comply with Rule 16b-3 under the Securities Act of 1934, Section 422 of the Internal Revenue Code or other regulatory requirements.

         The Committee may adjust the maximum number of shares of Common Stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of any merger, reorganization, consolidation, stock dividend or other change in corporate structure affecting the Common Stock.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         Some of the options to be granted to employees pursuant to the Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Under such Section, the optionee realizes no taxable income when the incentive stock option is granted. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it while employed by Realco or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If the optionee does not dispose of the shares acquired upon such exercise for a period of two years from the granting of the incentive stock option and one year after exercise of the option, the optionee will receive capital gains treatment on any gain realized when he or she sells the shares. Realco is not entitled to any compensation expense deduction under these circumstances. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, in the amount by which the lesser of (i) the fair market value of such stock on the date of exercise, or
(ii) the amount realized on the disposition of the shares (if the disposition is the result of a sale or exchange other than to a related taxpayer), exceeds the option exercise price. Realco is entitled to a tax deduction only to the extent, and at the time, the participant realizes compensation income as a result of the early disposition. The balance of any gain will be characterized as a capital gain.

         Nonqualified stock options granted under the Plan are not intended to and do not qualify for the tax treatment described above for incentive stock options. Under present law, an optionee generally will not realize any taxable income on the date an option is granted to the optionee pursuant to the Plan. Upon exercise of the option, however, the optionee will realize, in the year of exercise, ordinary compensation income to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. Upon the sale of shares, any resulting gain or loss will be treated as capital gain or loss. Realco will receive a corresponding tax deduction in its fiscal year in which options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionees exercising options.

PROPOSED AMENDMENT TO THE 1997 EMPLOYEE INCENTIVE STOCK PLAN

         The proposed amendment increases the maximum aggregate number of shares issuable for stock grants under the Plan from 262,500 shares to 800,000 shares. As of March 30, 2001, without giving effect to this amendment, 205,000 shares were subject to outstanding options under the Plan and a total of 57,500 shares remained available for further option grants.

VOTE REQUIRED

         The affirmative vote of a majority of the Voting Shares represented at the Annual Meeting and entitled to vote is required for approval.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
            THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THIS PROPOSAL 3.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

         The accounting firm of Grant Thornton LLP has been Realco's auditing firm since 1989. Grant Thornton LLP has been re-appointed by the Board of Directors as Realco's auditing firm for the fiscal year ending September 30, 2001. Although shareholder approval is not required, the Board of Directors requests shareholder ratification of Grant Thornton LLP's reappointment.

         A representative from Grant Thornton LLP will be available in person or telephonically at the Annual Meeting of Shareholders to make a statement if they desire and to answer any appropriate questions.

AUDIT FEES

         Realco paid Grant Thornton LLP an aggregate of $47,000 for the annual audit for fiscal year 2000 and for review of Realco's financial statements included in Realco's quarterly reports on Form 10-Q for the fiscal year 2000. The above amount includes out-of-pocket expenses incurred by Grant Thornton LLP in connection with the provision of such services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Grant Thornton LLP did not render any professional services to Realco in fiscal year 2000 with respect to financial information systems design and implementation.

ALL OTHER FEES

         Realco paid Grant Thornton LLP an aggregate of $21,000 for services provided in connection with tax compliance, registration statement filings, statutory reporting, acquisition related agreed upon procedures and tax consultation. The above amount includes out-of-pocket expenses incurred by Grant Thornton LLP in connection with the provision of such services. The audit committee of the Board of Directors has determined that the provision of these services is compatible with maintaining accountant's independence.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
            THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THIS PROPOSAL 4.



                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in Realco's proxy statement for its 2002 Annual Meeting of Shareholders is [_________], 2001. Additionally, if Realco receives notice of a separate shareholder proposal after [____________], 2002, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of Realco for its 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Realco's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Realco's Common Stock, and Realco is required to identify any of those persons who fail to file such reports on a timely basis. To Realco's knowledge, all such persons filed in a timely manner all such reports for 2000.

                              AVAILABLE INFORMATION

         Realco files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C. (450 Fifth Street, N.W., Washington, D.C. 20549), New York, New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago, Illinois (500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a Web site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Realco, that file electronically with the SEC.

                                     GENERAL

         The management of Realco knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

         All expenses in connection with solicitation of proxies will be borne by Realco. Realco will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of Realco. Realco expects to solicit proxies by mail, but directors, officers, and other employees of Realco may also solicit in person, by telephone, by facsimile or by mail.

         Realco's Annual Report on Form 10-K for the year ended September 30, 2000, Realco's Current Report on Form 8-K dated August 28, 2001, and Realco's Quarterly Report on Form 10-Q for the period ended June 30, 2001 are enclosed herewith and incorporated by reference hereto. Shareholders may receive without charge a copy of the financial schedule and exhibits thereto, as filed with the Securities and Exchange Commission, by writing to: James A. Arias, Realco, Inc., 1650 University Blvd., NE, Suite 5-100, Albuquerque, New Mexico 87102.

                                        By Order of the Board of Directors


                                        Eric O. Madson
                                        SECRETARY

                          INDEX TO FINANCIAL STATEMENTS





EQUITY SECURITIES INVESTMENTS, INC. HISTORICAL FINANCIAL STATEMENTS

     Independent Auditors' Report............................................F-2

     Statements of Financial Condition as of December 31, 2000 and 1999......F-3

     Statements of Operations for the fiscal years ended December 31,
      2000, 1999 and 1998....................................................F-4

     Statements of Changes in Stockholders' Equity...........................F-5

     Statements of Cash Flows for the fiscal years ended December 31,
      2000, 1999 and 1998....................................................F-6

     Notes to Financial Statements years ended December 31, 2000, 1999 and 1998 ..............................................................F-7

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders of
   Equity Securities Investments, Inc.

We have audited the accompanying statements of financial condition of Equity Securities Investments, Inc. (the Company) as of December 31, 2000 and 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equity Securities Investments, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, in 1999 the Company changed its method of accounting for organization start-up costs.



/s/ Deloitte & Touche LLP
February 26, 2001

EQUITY SECURITIES INVESTMENTS, INC.

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2000 AND 1999

----------------------------------------------------------------------------------------------

                                                                     2000             1999
ASSETS

CASH                                                             $     26,671     $      6,717

DEPOSIT WITH CLEARING ORGANIZATION                                    200,026          200,026

RECEIVABLE FROM:
   Employees                                                           16,081          174,648
   Other                                                               10,079           12,487

SECURITIES OWNED, at market value (Note 2)                            479,000          414,796

SECURED DEMAND NOTE (Note 10)                                         200,000          200,000

FURNITURE AND FIXTURES, net of accumulated
   depreciation of $129,615 and $82,832                               192,463          104,949

OTHER ASSETS                                                           12,606            7,038
                                                                 ------------     ------------
                                                                 $  1,136,926     $  1,120,661
                                                                 ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

PAYABLE TO:
   Officers (Note 7)                                             $      9,117     $      5,650
   Clearing organization                                               66,252           10,366

SECURITIES SOLD BUT NOT YET PURCHASED,
   at market value (Note 2)                                                             32,389

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                 177,709           93,903

DEFERRED REVENUE                                                                        21,773
                                                                 ------------     ------------
                                                                      253,078          164,081

COMMITMENTS AND CONTINGENCIES (Note 4)

LIABILITIES SUBORDINATED TO CLAIMS OF
   GENERAL CREDITORS (Note 10)                                        200,000          200,000

STOCKHOLDERS' EQUITY (Notes 1 and 5):
   Common stock, $.01 par value; authorized 1,000,000 shares;
     issued and outstanding 702 shares (Note 1)                             7                7
   Additional paid-in capital                                         999,993          999,993
   Retained deficit                                                  (316,152)        (243,420)
                                                                 ------------     ------------
            Total stockholders' equity                                683,848          756,580
                                                                 ------------     ------------
                                                                 $  1,136,926     $  1,120,661
                                                                 ============     ============

See notes to financial statements.

EQUITY SECURITIES INVESTMENTS, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

------------------------------------------------------------------------------------------------

                                                       2000             1999             1998
REVENUES:
   Commissions                                    $  2,511,282     $  1,941,029     $  1,475,222
   Net dealer inventory and investment gains           296,757          273,976          214,795
   Underwriting activities                             107,986          332,099          351,976
   Interest                                             18,712           17,941           32,504
   Other                                               273,445          191,024
                                                  ------------     ------------     ------------
           Total revenues                            3,208,182        2,756,069        2,074,497

EXPENSES:
   Employee compensation and benefits (Note 3)       2,357,880        1,938,904        1,641,366
   Floor brokerage and clearance fees (Note 7)         230,129          366,891          177,673
   Communications (Note 7)                             233,948          251,142          242,698
   Occupancy and equipment (Notes 4 and 7)             233,372          182,492          162,786
   Professional fees                                    59,407           34,558           27,109
   Interest                                              4,000            6,000
   Other                                               162,178           86,076          151,968
                                                  ------------     ------------     ------------
           Total expenses                            3,280,914        2,866,063        2,403,600
                                                  ------------     ------------     ------------

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                                (72,732)        (109,994)        (329,103)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE (Note 1)                                                    (6,501)
                                                  ------------     ------------     ------------

NET LOSS                                          $    (72,732)    $   (116,495)    $   (329,103)
                                                  ============     ============     ============

BASIC AND DILUTED NET LOSS PER SHARE              $    (103.61)    $    (165.95)    $    (468.81)
                                                  ============     ============     ============

SHARES OUTSTANDING                                         702              702              702
                                                  ============     ============     ============

See notes to financial statements.

EQUITY SECURITIES INVESTMENTS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

----------------------------------------------------------------------------------------------------
                                                      ADDITIONAL       RETAINED
                                       COMMON          PAID-IN         EARNINGS
                                        STOCK          CAPITAL         (DEFICIT)           TOTAL
BALANCES AT DECEMBER 31, 1997           $   7       $    999,993     $    202,178     $   1,202,178

   Net loss                                                              (329,103)         (329,103)
                                        -----       ------------     ------------     -------------

BALANCES AT DECEMBER 31, 1998               7            999,993         (126,925)          873,075

   Net loss                                                              (116,495)         (116,495)
                                        -----       ------------     ------------     -------------

BALANCES AT DECEMBER 31, 1999               7            999,993         (243,420)          756,580

   Net loss                                                               (72,732)          (72,732)
                                        -----       ------------     ------------     -------------

BALANCES AT DECEMBER 31, 2000           $   7       $    999,993     $   (316,152)    $     683,848
                                        =====       ============     ============     =============

See notes to financial statements.

EQUITY SECURITIES INVESTMENTS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

--------------------------------------------------------------------------------------------------------------

                                                                         2000           1999           1998
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                          $  (72,732)    $ (116,495)    $ (329,103)
   Adjustments to reconcile net loss to net cash provided by
        (used in) operating activities:

     Depreciation                                                        46,845         41,701         28,124

     Cumulative effect of change in accounting principle                                 6,501
     Decrease (increase) in operating assets:
       Deposit with clearing organization                                                  (18)            (8)
       Receivable from:
          Clearing organization                                                        137,372        (31,745)
          Employees                                                     158,567         26,290        (82,846)
          Other                                                           2,408         24,518        (30,634)
       Securities owned                                                 (64,204)       (97,870)       110,181
       Other assets                                                      (5,568)         3,659         (5,002)
     (Decrease) increase in operating liabilities:
       Payable to:
          Employees                                                                                   (13,588)
          Officers                                                        3,467        (15,821)       (30,686)
          Clearing organization                                          55,886         10,366
       Securities sold but not yet purchased                            (32,389)       (17,950)       (79,059)
       Accounts payable and accrued expenses                             (1,733)       (10,031)        (2,987)
       Deferred revenue                                                 (21,773)        21,773
                                                                     ----------     ----------     ----------
              Net cash provided by (used in) operating activities        68,774         13,995       (467,353)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture and fixtures                                   (48,820)       (19,172)       (74,999)
   Proceeds from disposal of furniture and fixtures                                        106          2,000
   Sale of investment securities                                                                      508,750
                                                                     ----------     ----------     ----------
              Net cash used in investing activities                     (48,820)       (19,066)       435,751
                                                                     ----------     ----------     ----------

NET INCREASE (DECREASE) IN CASH                                          19,954         (5,071)       (31,602)

CASH AT BEGINNING OF YEAR                                                 6,717         11,788         43,390
                                                                     ----------     ----------     ----------

CASH AT END OF YEAR                                                  $   26,671     $    6,717     $   11,788
                                                                     ==========     ==========     ==========

SUPPLEMENTAL CASH FLOW AND NONCASH
     INFORMATION -
   Issuance of secured demand note                                                                 $  200,000

See notes to financial statements.

EQUITY SECURITIES INVESTMENTS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998
--------------------------------------------------------------------------------


1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BUSINESS - Equity Securities Investments, Inc. (the Company) is a privately held, registered securities broker/dealer. In March 1997, the Company was formed as a wholly owned subsidiary of Equity Securities Trading Co., Inc. (Equity Trading), and capitalized with $1,000,000. Subsequent to the formation of the Company, Equity Trading transferred its retail business to the Company. Effective as of the opening of business on May 1, 1997, Equity Trading declared a stock dividend, distributing all of the outstanding shares of Equity Securities Investments common stock to the shareholders of Equity Trading. Such distribution constituted a spin-off of the Company. Immediately after the spin-off transaction, all of the outstanding shares of Equity Trading were sold to Southwest Securities Group, Inc. (Southwest).

          Effective November 30, 1998, the Company changed its capital structure and authorized 1,000,000 shares at $0.01 par value per share, of which 250,000 shares were designated as Class A common shares with voting privilege, 250,000 shares were designated as Class B common shares with no voting privilege, and 500,000 shares were undesignated. Prior to that date, 500,000 shares were designated as voting common, and the remaining 500,000 shares were undesignated.

          SECURITIES TRANSACTIONS - Securities transactions with customers and the related commission income and expense are recorded on a settlement-date basis, generally the third business day following the transaction. The impact of unsettled transactions on securities owned, securities sold but not yet purchased, and income net of related expenses is not material.

          REVENUE RECOGNITION - Underwriting fees are recorded at the time the underwriting is completed and the income is readily determinable.

          FURNITURE AND FIXTURES - The cost of furniture and fixtures is depreciated on a straight-line basis over the estimated useful lives of three to five years.

          DEFERRED REVENUE - During 1999, the Company received $25,000 in advance to enter into an underwriting agreement. The Company recognized the revenue when the underwriting was completed.

          INCOME TAXES - The Company has elected to be taxed as a small business corporation under Subchapter S of the Internal Revenue Code of 1986, as amended (the Code). Accordingly, no provision has been made for federal or state income taxes for the years ended December 31, 2000 and 1999, since the applicable tax liability or benefit is the responsibility of the individual stockholders.

          NET LOSS PER SHARE - Basic and diluted net loss per share are based on the weighted average number of shares outstanding during each year as there are no dilutive potential common shares outstanding.

          MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          RECLASSIFICATIONS - Certain amounts in the 1999 financial statements have been reclassified to conform to the 2000 presentation. These reclassifications had no effect on net income or stockholders' equity as previously reported.

          ACCOUNTING CHANGE - Effective January 1, 1999, the Company changed its method of accounting for organization start-up costs in accordance with Statement of Position 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES. Prior to 1999, organization start-up costs had been deferred and were being amortized over five years. Under the new method, all previously deferred start-up costs were written off at the effective date and future costs will be expensed.

2.        SECURITIES OWNED AND SECURITIES SOLD BUT NOT YET PURCHASED

          Securities owned and securities sold but not yet purchased that are readily marketable are carried at quoted market values. Trading and investment securities not readily marketable are carried at fair value as determined by management. Unrealized gains and losses are included in operations. The securities are as follows at December 31, 2000 and 1999:

                                                            2000          1999

        Securities owned:
          Trading securities - corporate equities       $  284,209    $  360,296
          Investment securities - corporate equities
            and nonmarketable securities                   194,791        54,500
                                                        ----------    ----------
                                                        $  479,000    $  414,796
                                                        ==========    ==========

        Securities sold but not yet purchased -
          Corporate equities                            $       --    $   32,389
                                                        ==========    ==========

3.        EMPLOYEE BENEFIT PLANS

          The Company has a contributory simple 401(k) profit sharing plan (the
        Plan) that covers substantially all employees. The Company's contributions to the Plan are equal to 100% of the amount of the employee contribution up to 3% of an employee's annual compensation. Operations were charged approximately $50,000, $40,000, and $35,000 for contributions to the Plan for the years ended December 31, 2000, 1999, and 1998, respectively.

4.        COMMITMENTS AND CONTINGENCIES

          RENTAL COMMITMENTS - The Company leases office space under noncancelable operating leases. Minimum annual rental obligations are summarized as follows:

         Years ending December 31:
         2001                                                       $  194,000
         2002                                                          153,000
         2003                                                          153,000
         2004                                                          153,000
         2005                                                          153,000
         Thereafter                                                     83,000
                                                                    ----------
                                                                    $  889,000

          The Company is also obligated to pay certain occupancy costs as defined in the leases. Rental expense charged to operations for office space for the years ended December 31, 2000, 1999, and 1998 were approximately $193,000, $141,000, and $92,000, respectively.

          LITIGATION - In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

5.        NET CAPITAL REQUIREMENTS

          The Company is subject to the Securities and Exchange Commission's (the Commission) Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined under such provisions, shall not exceed 15 to 1. In addition, the Company may be prohibited from expanding its business or paying cash dividends if its ratio of aggregate indebtedness to net capital is greater than 10 to 1. At December 31, 2000, the Company's net capital of $516,243 was $266,243 in excess of the required net capital of $250,000 and the ratio of aggregate indebtedness to net capital was 0.49 to 1.

6.        EXEMPTION

          The Company is exempt from Rule 15c3-3 of the Commission. Therefore, the Company is not required to make periodic computations of reserve requirements for the exclusive benefit of customers.

7.        RELATED-PARTY TRANSACTIONS

          Balances with officers and owners are primarily due to trading activities in their own accounts, and expense reimbursement for expenses incurred on behalf of the Company.

          The Company clears securities transactions through Southwest. The Company paid clearing fees for these transactions of approximately $224,000, $340,000, and $159,000 for the years ended December 31, 2000,
        1999, and 1998, respectively. As of December 31, 2000 and 1999, the Company had a payable of approximately $66,000 and $10,000, respectively, to Southwest.

          Until June 30, 1998, the Company utilized office space leased by Southwest. Payment to Southwest totaled approximately $43,000 for rent expense for the year ended December 31, 1998 (lease ended mid-June
        1998).

8.        FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

          In the normal course of business, the Company's customer activities involve the execution, settlement, and financing of various customer securities and options transactions. These activities may expose the Company to off-balance-sheet risk in the event the customer is unable to fulfill its contracted obligations. The Company clears all transactions for its customers on a fully disclosed basis with a clearing firm that carries all customer accounts and maintains related records. Nonetheless, the Company is liable to the clearing firm for the transactions of its customers. These activities may expose the Company to off-balance-sheet risk in the event a counterparty is unable to fulfill its contractual obligations.

          Customer securities transactions are recorded on a settlement-date basis, which is generally three business days after the trade date. The Company is therefore exposed to risk of loss on these transactions in the event of the customer's or broker's inability to meet the terms of their contracts, in which case the Company may have to purchase or sell financial instruments at prevailing market prices. The impact of unsettled transactions on securities owned, securities sold but not yet purchased, and income net of related expenses is not material.

          The Company's customer securities activities are transacted on either a cash or margin basis. The Company seeks to control the risks associated with its customer margin activities by requiring customers to maintain margin collateral in compliance with regulatory and internal guidelines. The Company monitors required margin levels daily, and pursuant to such guidelines, requires that customers deposit additional collateral, or reduce margin positions, when necessary.

          The Company carries securities sold but not yet purchased (short sales) at market value for financial statement purposes. Due to market fluctuations, the amount necessary to acquire and deliver securities sold but not yet purchased may become greater than the obligation already recorded on the financial statements.

9.        MAJOR CUSTOMERS

          No customers provided more than 10% of total revenue in 2000 or 1999.

10. LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND SECURED DEMAND NOTE

          Effective December 31, 1998, the Company entered into a Secured Demand Note Agreement with the former principal stockholder totaling $200,000 and expiring January 31, 2001. The secured demand note receivable bears interest at 3% and is collateralized by securities with a market value of approximately $410,000 at December 31, 2000. Such borrowing is available in computing net capital pursuant to the Commission's Rule 15c3-1. The note was paid in full subsequent to year-end.

11.       SUBSEQUENT EVENTS

          Effective January 31, 2001, the Company entered into a Subordinated Loan Agreement with a stockholder totaling $200,000 and expiring June 30, 2002. The subordinated note bears interest at 10%.

          The Company signed a letter of intent to be acquired by Realco, Inc. in an exchange of stock.

                                                                      APPENDIX A


                             AUDIT COMMITTEE CHARTER

OBJECTIVES:

The primary objective of the Committee is to assist the Board of Directors in fulfilling its responsibilities relating to accounting and reporting practices of the Company and each of its subsidiaries. In addition, the Audit Committee will:

         * oversee, coordinate and appraise the quality of the audits conducted by the Company's external auditors;
         * maintain, by scheduling regular meetings, open lines of communication among the Board, and external auditors to exchange views and information; as well as confirm their respective authority and responsibilities;
         * serve as an independent and objective party to review the financial information presented by management to the Board for presentation to shareholders, regulatory authorities and the general public;
         * review the adequacy of the reporting and accounting controls of the Company.

MEMBERSHIPS:

The Board shall annually confirm the membership of the Audit Committee, which will consist of at least three and not more than five directors, each of whom will be:

         *  non-executive;
         * independent of senior management and the executives of the holding company and its subsidiaries; and
         * free from any relationships that might in the opinion of the Board be construed as a conflict of interest.

One of the members shall be appointed Chairman of the Committee by the Board.

TERMS OF MEMBERSHIP:

Members of the Committee shall be appointed for a term of one year, after which they will be eligible for reappointment.

Any casual vacancy that might arise in the membership of the Committee shall be filled by appointment of the Board.

MEETINGS:

The Committee will hold at least four regular meetings per year, and such additional meetings as the Chairman shall decide in order to fulfill its duties. In addition, the Chairman shall be required to call a meeting of the Committee if requested to do so by any Committee member, the Chief Financial Officer or external auditors.

ACCESS:

The Committee shall have unlimited access to the external auditors and to senior management of the Company. The Committee shall also have the ability to consult with independent experts where they consider such consultation necessary to carry out their duties.

DUTIES AND RESPONSIBILITIES:

The duties and responsibilities of the Committee are as follows:

         * recommend to the Board the appointment of the external auditors and their fee;
         *  review the audit plan of the external auditors;
         *  review the performance of the external audit;
         * determine that no management restrictions are being placed upon the external auditors;
         * evaluate the adequacy and effectiveness of the reporting and accounting controls of the Company through active communication with operating management and the external auditors;
         * review all financial reports to be made to shareholders and/or the public prior to their release;
         * review any regulatory reports submitted to the Company and monitor management's response to them;
         *  evaluate the Company's exposure to fraud;
         * monitor the standard of corporate conduct in areas such as arms-length dealings and conflicts of interest;
         * require reports from management and the external auditors on any significant regulatory, accounting or reporting development to assess potential financial reporting issues;
         * review and approve all significant Company accounting policy changes;
         *  review the Company's taxation position;
         * review the annual financial statements with the Chief Financial Officer and the external auditors, and recommend acceptance to the Board;
         * direct any special projects or investigations deemed necessary by the Board or by the Committee.

                                      PROXY
                                  REALCO, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [________,] 2001

     The undersigned hereby appoints James A. Arias and Edward S. Adams, or either of them acting alone, as proxies with full power of substitution, to vote all shares of Series "D" Preferred Stock of Realco, Inc. of record in the name of the undersigned at the close of business on ________, 2001 at the Annual Meeting of Shareholders to be held on _________, 2001 at ______ __.m., or any adjournment or adjournments, hereby revoking all former proxies.

1. PROPOSAL TO APPROVE THE CONVERSION OF REALCO'S SERIES "D" PREFERRED STOCK INTO COMMON STOCK.

 Shares of Series "D" Preferred Stock are not entitled to vote on this Proposal.

2.   ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY
         (except as marked to the                   to vote for all
         contrary below)                            nominees listed below

         James A. Arias    Martin S. Orland  Laurence S. Zipkin  Edward S. Adams
         Alan R. Woinski   Brad J. Buscher   Gregory E. Spitzer

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

3.   PROPOSAL TO AMEND THE COMPANY'S 1997 EMPLOYEE INCENTIVE STOCK PLAN:

         [ ] For         [ ] Against        [ ] Abstain

4. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORTON LLP AS INDEPENDENT PUBLIC AUDITORS:

         [ ] For         [ ] Against        [ ] Abstain

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (2), (3) AND (4) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                                        Dated: ______________, 2001

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature if held jointly

                                        Please sign exactly as name(s) are shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

                                      PROXY
                                  REALCO, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [_______,] 2001

     The undersigned hereby appoints James A. Arias and Edward S. Adams, or either of them acting alone, as proxies with full power of substitution, to vote all shares of Common Stock of Realco, Inc. of record in the name of the undersigned at the close of business on ________, 2001 at the Annual Meeting of Shareholders to be held on _________, 2001 at ___ .m., or any adjournment or adjournments, hereby revoking all former proxies.

1. PROPOSAL TO APPROVE THE CONVERSION OF REALCO'S SERIES "D" PREFERRED STOCK INTO COMMON STOCK.

         [ ] For         [ ] Against        [ ] Abstain

2.   ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY
         (except as marked to the                   to vote for all
         contrary below)                            nominees listed below

         James A. Arias    Martin S. Orland  Laurence S. Zipkin  Edward S. Adams
         Alan R. Woinski   Brad J. Buscher   Gregory E. Spitzer

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

3.   PROPOSAL TO AMEND THE COMPANY'S 1997 EMPLOYEE INCENTIVE STOCK PLAN:

         [ ] For         [ ] Against        [ ] Abstain

4. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORTON LLP AS INDEPENDENT PUBLIC AUDITORS:

         [ ] For         [ ] Against        [ ] Abstain

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2),
(3) AND (4) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                                        Dated: ______________, 2001

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature if held jointly

                                        Please sign exactly as name(s) are shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.